Exhibit 10.1

FORM OF

CLASS D UNIT AND COMMON UNIT PURCHASE AGREEMENT

BY AND AMONG

ATLAS ENERGY RESOURCES, LLC

AND

THE PURCHASERS NAMED HEREIN

i

ii

Schedules and Exhibits

Schedule 2.01 - List of Purchasers and Commitment Amounts

Schedule 8.07 - Notice and Contact Information

Exhibit A	-	Voting Agreement

Exhibit B	-	Amendment No. 1 to the Amended and Restated Operating Agreement of Atlas Energy Resources, LLC

Exhibit C	-	Form of Atlas Energy Resources, LLC Officer’s Certificate

Exhibit D	-	Form of Legal Opinion

Exhibit E	-	Form of Registration Rights Agreement

Exhibit F	-	Lock up Agreement for Atlas America Inc.

iii

CLASS D UNIT AND COMMON UNIT PURCHASE AGREEMENT

This CLASS D UNIT AND COMMON UNIT PURCHASE AGREEMENT, dated as of May 18, 2007 (this “Agreement”), by and among ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company (“Atlas Energy”), and each of the Purchasers listed on Schedule 2.01 (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, simultaneously with the execution of this Agreement, Atlas Energy is entering into a definitive stock purchase agreement to acquire all of the outstanding stock of DTE Oil & Gas Company from MCN Energy Enterprises, Inc. (the “Acquisition”);

WHEREAS, Atlas Energy desires to finance a portion of the Acquisition through the sale of an aggregate of $600 million of Class D Units and Common Units and the Purchasers desire to purchase an aggregate of $600 million of Class D Units and Common Units from Atlas Energy, each in accordance with the provisions of this Agreement;

WHEREAS, it is a condition to the obligations of the Purchasers and Atlas Energy under this Agreement that the Acquisition be consummated;

WHEREAS, Atlas Energy has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units, the Class D Units, and the Common Units underlying the Purchased Class D Units acquired pursuant to this Agreement; and

WHEREAS, the Voting Agreement in the form attached hereto as Exhibit A (the “Unitholder Voting Agreement”) will be executed and delivered at Closing by Atlas America, Inc. and Atlas Energy Management, Inc., pursuant to which each such Unitholder of Atlas Energy will unconditionally and irrevocably agree to vote all of the Units owned by them in favor of the conversion of Class D Units into Common Units as contemplated by Section 5.02 of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atlas Energy and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” shall have the meaning specified in Section 5.06.

“Acquisition” shall have the meaning specified in the recitals.

“Acquisition Agreement” means that certain Stock Purchase Agreement dated May 18, 2007, among MCN Energy Enterprises, Inc., DTE Energy Company, Atlas Energy and ATN Michigan, LLC in substantially the form provided to the Purchasers.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Acquisition Material Adverse Effect” means any “Material Adverse Effect” as such term is defined in the Acquisition Agreement.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Atlas Energy” shall have the meaning specified in the introductory paragraph.

“Atlas Energy Financial Statements” shall have the meaning specified in Section 3.03.

“Atlas Energy Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of Atlas Energy and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on Atlas Energy and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which Atlas Energy and its Subsidiaries participate or are engaged, (ii) the ability of Atlas Energy and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of Atlas Energy to consummate the transactions under any Basic Document.

“Atlas Energy Related Parties” shall have the meaning specified in Section 7.02.

“Atlas Energy SEC Documents” shall have the meaning specified in Section 3.03.

“Average Purchase Price” means $25.00.

“Basic Documents” means, collectively, the Escrow Agreement, this Agreement, the Registration Rights Agreement, the Unitholder Voting Agreement, the Class D Amendment, the Acquisition Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Board of Directors” means the board of directors of Atlas Energy.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in New York, New York.

“Class D Amendment” shall have the meaning specified in Section 2.03.

“Class D Units” means the Class D Units of Atlas Energy, as established by the Class D Amendment.

“Class D Unit Price” shall have the meaning specified in Section 2.05.

“Closing” shall have the meaning specified in Section 2.07.

“Closing Date” shall have the meaning specified in Section 2.07.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.01 to this Agreement under the heading “Purchaser’s Allocated Purchase Price.”

“Common Unit Price” shall have the meaning specified in Section 2.05.

“Common Units” means the Common Units of Atlas Energy having the rights, preferences and designations set forth in the Limited Liability Company Agreement.

“Debt Financing” means the financing substantially similar to that described in the Commitment Letter dated May __, 2007, among Atlas Energy Operating Company LLC, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A., which provides for no less than $625 million of borrowings on the Closing Date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Escrow Agreement” means the escrow agreement to be entered into no less than ten (10) days prior to the Closing Date (or such other period of time reasonably acceptable to the Purchasers) among Atlas Energy, the Purchasers and an escrow agent, which shall contain reasonable and customary terms to be approved by Atlas Energy and the Purchasers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Atlas Energy, its Subsidiaries or any of their Property or any of the Purchasers.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Limited Liability Company Agreement” shall have the meaning specified in Section 2.03.

“Lock-Up Date” means six months from the Closing Date.

“New Units” shall have the meaning specified in Section 5.01.

“Participating Unit” shall have the meaning specified in Section 4.03.

“Party” or “Parties” means Atlas Energy and the Purchasers, individually or collectively, as the case may be.

“Permitted Amount” shall have the meaning specified in Section 2.03.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agent Fees” means the fees that Atlas Energy is obligated to pay to UBS Securities LLC upon the closing of the transactions contemplated by this Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Class D Units” means the Class D Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchased Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit F, to be entered into at the Closing, among Atlas Energy and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents, affiliates, control persons, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Terminating Breach” shall have the meaning specified in Section 8.12(a).

“Unitholder Voting Agreement” shall have the meaning specified in the recitals.

“Unitholders” means the Unitholders of Atlas Energy (within the meaning of the Limited Liability Company Agreement).

“Units” means the Units of Atlas Energy representing limited liability company interests.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Contemporaneously with the consummation of the Acquisition and subject to the terms and conditions of this Agreement, at the Closing, Atlas Energy hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Atlas Energy, subject to Section 2.03, the number of Purchased Units and Purchased Class D Units, respectively, set forth opposite its name on Schedule 2.01 hereto. Each Purchaser severally and not jointly agrees to pay Atlas Energy the Common Unit Price for each Purchased Unit and the Class D Unit Price for each Purchased Class D Unit, in each case, as set forth opposite its name on Schedule 2.01.

Section 2.02 Independent Nature of Purchasers’ Obligations. The respective obligations of each Purchaser under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or the Registration Rights Agreement. The failure or waiver of performance under this Agreement or the Registration Rights Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as otherwise provided in this Agreement or the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.03 Purchased Units. Each Purchaser (i) acknowledges that in no event shall Atlas Energy issue to the Purchasers an aggregate number of Common Units in excess of 19.9% of Atlas Energy’s outstanding Common Units immediately prior to such issuance (the “Permitted Amount”) and (ii) agrees that between the date of this Agreement and Closing, the aggregate number of Common Units to be issued will be decreased and the aggregate number of Class D Units to be issued will be increased to the extent required to cause the number of Common Units issued to be less than the Permitted Amount, such adjustment to be made pro rata among the Purchasers. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Amended and Restated Operating Agreement of Atlas Energy, dated as of December 18, 2006 (the “Limited Liability Company Agreement”), as amended by an amendment to the Limited Liability Company Agreement, in all material respects in the form of Exhibit B to this Agreement, which Atlas Energy will cause to be adopted immediately prior to the issuance and sale of Class D Units contemplated by this Agreement (the “Class D Amendment”). References herein to the Limited Liability Company Agreement shall include or exclude the Class D Amendment as the context requires.

Section 2.04 Class D Units. The Purchased Class D Units shall have those rights, preferences, privileges and restrictions governing the Class D Units, which shall be reflected in the Limited Liability Agreement, as amended by the Class D Amendment.

Section 2.05 Consideration. The amount per Class D Unit each Purchaser will pay to Atlas Energy to purchase the Class D Units shall be $24.78 (the “Class D Unit Price”) and the amount per Common Unit each Purchaser will pay to Atlas Energy to purchase the Purchased Units shall be $25.50 (the “Common Unit Price”).

Section 2.06 Funding into Escrow. Each Purchaser shall deposit its Commitment Amount into an escrow account established under the Escrow Agreement no later than two Business Days prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied or waived, pursuant to Section 2.07, each such Purchaser shall deliver notice to the Escrow Agent (as such term is defined in the Escrow Agreement) to promptly and timely release the funds escrowed under the Escrow Agreement to Atlas Energy.

Section 2.07 Closing. Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of the Basic Documents (other than this Agreement and the Acquisition Agreement), the delivery of certificates representing the Purchased Class D Units and the Purchased Units, the release of the funds escrowed under the Escrow Agreement to Atlas Energy pursuant to the terms of the Escrow Agreement, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the Acquisition Closing Date, provided that Atlas Energy shall take reasonable efforts to provide each Purchaser five Business Days (or such shorter period as shall be agreeable to each such Purchaser but in any event no less than two Business Days) prior written notice of such designated Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ATLAS ENERGY

Atlas Energy represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01 Existence. Each of Atlas Energy and its Subsidiaries: (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas Energy SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have an Atlas Energy Material Adverse Effect. Each of Atlas Energy and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a Atlas Energy Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Purchased Class D Units and Purchased Units.

(a) As of the date of this Agreement, and prior to the issuance and sale of the Purchased Class D Units and the Purchased Units, the issued and outstanding membership interests of Atlas Energy consist of 36,674,365 Common Units and 748,456 Class A Units. All of the outstanding Common Units and Class A Units have been duly authorized and validly issued in accordance with applicable Law and the Limited Liability Company Agreement and are fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act).

(b) Other than Atlas Energy’s existing Long-Term Incentive Plan, and other existing management compensation arrangements, Atlas Energy has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). Atlas Energy has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement or as are contained in the Limited Liability Company Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas Energy or any of its Subsidiaries to issue, transfer or sell any limited liability company interests or other equity interests in Atlas Energy or any of its Subsidiaries or securities convertible into or exchangeable for such limited liability company interests or other equity interests, (ii) obligations of Atlas Energy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited liability company interests or other equity interests in Atlas Energy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas Energy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas Energy or any of its Subsidiaries.

(c)(i) All of the issued and outstanding equity interests of each of Atlas Energy’s Subsidiaries are owned, directly or indirectly, by Atlas Energy free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Atlas Energy’s or its Subsidiaries’ credit facilities filed as exhibits to the Atlas Energy SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of Atlas Energy’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Section 18-607 of the Delaware LLC Act or the organizational documents of Atlas Energy’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Atlas Energy SEC Documents, neither Atlas Energy nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) The offer and sale of the Purchased Class D Units and the Purchased Units and the membership interests represented thereby are duly authorized by Atlas Energy pursuant to the Limited Liability Company Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Limited Liability Company Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e) The Common Units issuable upon conversion of the Class D Units, and the membership interests represented thereby, upon issuance in accordance with the terms of the Class D Units as reflected in the Limited Liability Company Agreement, as amended by the Class D Amendment, and upon receipt of the required Unitholder approval, will be duly authorized by Atlas Energy pursuant to the Limited Liability Company Agreement, and will be validly issued, fully paid (to the extent required by applicable Law and the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Limited Liability Company Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(f) The Purchased Units will be issued in compliance with all applicable rules of The New York Stock Exchange. Prior to the Closing Date, Atlas Energy will submit an additional listing application to The New York Stock Exchange with respect to the Purchased Units and the Common Units underlying the Purchased Class D Units. Atlas Energy’s currently outstanding Common Units are quoted on The New York Stock Exchange and Atlas Energy has not received any notice of delisting.

(g) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Limited Liability Company Agreement, as amended by the Class D Amendment. The Purchased Class D Units shall have those rights, preferences, privileges and restrictions governing the Class D Units, which shall be reflected in the Limited Liability Company Agreement, as amended by the Class D Amendment.

Section 3.03 Atlas Energy SEC Documents. Atlas Energy has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Atlas Energy SEC Documents”). The Atlas Energy SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Atlas Energy Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Atlas Energy SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Atlas Energy as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Atlas Energy and has not resigned or been dismissed as independent registered public accountants of Atlas Energy as a result of or in connection with any disagreement with Atlas Energy on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Atlas Energy SEC Documents, and except for matters related to the proposed Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2006, Atlas Energy and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Atlas Energy Material Adverse Effect, (ii) acquisition or disposition of any material asset by Atlas Energy or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in Atlas Energy’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Acquisition and has been disclosed to, and discussed with, each of the Purchasers). Except as set forth in or contemplated by the Atlas Energy SEC Documents and except for indebtedness to be incurred in connection with the Acquisition, Atlas Energy has neither issued any Common Units or other equity securities (other than under its Long-Term Incentive Plan and existing management compensation plans, each as described in the Atlas Energy SEC Documents) nor incurred material indebtedness since March 31, 2007.

Section 3.05 Litigation. Except as set forth in the Atlas Energy SEC Documents, there is no Action pending or, to the knowledge of Atlas Energy, contemplated or threatened against Atlas Energy or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably would be expected to have a Atlas Energy Material Adverse Effect or which challenges the validity of any of the Basic Documents or the consumation of the transactions contemplated hereby and thereby.

Section 3.06 No Breach. The execution, delivery and performance by Atlas Energy of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Atlas Energy with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to Atlas Energy or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Formation of Atlas Energy or the Limited Liability Company Agreement or any organizational documents of any of Atlas Energy’s

Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Atlas Energy or any of its Subsidiaries is a party or by which Atlas Energy or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Atlas Energy or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Atlas Energy Material Adverse Effect.

Section 3.07 Authority. Atlas Energy has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Atlas Energy of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Atlas Energy, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by this Agreement, no approval by the Unitholders is required as a result of Atlas Energy’s issuance and sale of the Purchased Class D Units or the Purchased Units.

Section 3.08 Compliance with Laws. Neither Atlas Energy nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to Atlas Energy or its Subsidiaries, except as would not, individually or in the aggregate, have a Atlas Energy Material Adverse Effect. Atlas Energy and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Atlas Energy Material Adverse Effect, and neither Atlas Energy nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Atlas Energy Material Adverse Effect. Neither Atlas Energy, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Atlas Energy or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Atlas Energy or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.09 Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with Atlas Energy’s obligations under the Registration Rights

Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas Energy of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Atlas Energy Material Adverse Effect.

Section 3.10 MLP Status. Atlas Energy met for the taxable year ended December 31, 2006, and Atlas Energy expects to meet for the taxable year ending December 31, 2007, the gross income requirements of Section 7704(c)(2) of the Code, and accordingly Atlas Energy is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes.

Section 3.11 Investment Company Status. Atlas Energy is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Class D Units and the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Atlas Energy nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.13 Certain Fees. Except for the Placement Agent Fees, no fees or commissions will be payable by Atlas Energy to brokers, finders or investment bankers with respect to the sale of any of the Purchased Class D Units or the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions. Atlas Energy agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Atlas Energy or alleged to have been incurred by Atlas Energy in connection with the sale of Purchased Class D Units or Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.14 Class D Unit Vote. The affirmative vote of a majority of the total votes cast by the holders of Units is the only approval required to approve the conversion of Class D Units into Common Units.

Section 3.15 Internal Accounting Controls. Except as disclosed in the Atlas Energy SEC Documents, Atlas Energy and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.16 Insurance. Atlas Energy and its Subsidiaries are insured against such losses and risks and in such amounts as Atlas Energy believes in its sole discretion to be prudent for its businesses. Atlas Energy does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.17 Registration Rights. None of the execution of this Agreement, the issuance of the Purchased Units or the Purchased Class D Units as contemplated by this Agreement or the conversion of the Class D Units into Common Units gives rise to any rights for or relating to the registration of any securities of Atlas Energy, other than pursuant to the Registration Rights Agreement.

Section 3.18 No Side Agreements. Except for the confidentiality agreements entered into by and between any Purchaser and Atlas Energy, there are no other agreements by, among or between Atlas Energy or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.19 Acknowledgment Regarding Purchase of Purchased Units and Purchased Class D Units. Atlas Energy acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at Atlas Energy’s request and Atlas Energy has concluded that such participation is in Atlas Energy’s best interest and is consistent with Atlas Energy’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser. Atlas Energy further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of Atlas Energy (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of Purchased Units and Purchased Class D Units. Atlas Energy further represents to each Purchaser that Atlas Energy’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by Atlas Energy and its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to Atlas Energy with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Class D Units and the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03 Investment. The Purchased Class D Units and the Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser represents and warrants are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Class D Units or the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Class D Units or the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Class D Units or the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Class D Units or Purchased Units with a third party provided that such transactions are exempt from registration under the Securities Act; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the other than the unit participating in this transaction (the “Participating Unit”) so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas

Energy by the Participating Unit; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 4.03 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, Atlas Energy that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Class D Units and the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05 Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Atlas Energy SEC Documents, (b) had access to information regarding the Acquisition and its potential effect on Atlas Energy’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Atlas Energy regarding such matters.

Section 4.06 Restricted Securities. Such Purchaser understands that the Purchased Class D Units and the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Atlas Energy in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Energy by the Participating Unit; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 4.06 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Class D Units or the Purchased Units or the consummation of the transactions contemplated by this Agreement. Atlas Energy will not be liable for any such fees or commissions. Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless Atlas Energy from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Class D Units or Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Class D Units and the Purchased Units and the certificates evidencing the Common Units issuable upon conversion of the Purchased Class D Units initially will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged (except in connection with a bona fide margin account or other loan or financing arrangement secured by these securities) or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.” For the avoidance of doubt, the Purchased Units and the Purchased Class D Units may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Purchased Units or Purchased Class D Units and such pledge shall not be deemed to be a transfer, sale or assignment of such Purchased Units or Purchased Class D Units, and no buyer effecting such a pledge shall be required to provide Atlas Energy with any notice thereof or otherwise make any delivery to Atlas Energy pursuant to this Agreement or any other Basic Document.

Section 4.09 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with the Issuer or the Placement Agent about the transactions contemplated by this Agreement and the date hereof; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Energy by the Participating Unit; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 4.09 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 4.10 No Side Agreements. Except for the confidentiality agreements entered into by and between any Purchaser and Atlas Energy, there are no other agreements by, among or between Atlas Energy or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

ARTICLE V

COVENANTS

Section 5.01 Anti-dilution Protection. If Atlas Energy issues additional Common Units (or any security convertible into or exchangeable or exercisable for Common Units (other than pursuant to its Long Term Incentive Plan or other existing management compensation plans and the conversion of outstanding options)) for an initial purchase price of less than the Average Purchase Price (the “New Units”) prior to the effective date of the Registration Statement (as defined in the Registration Rights Agreement), Atlas Energy will issue to each Purchaser under this Agreement additional Common Units or, if unable to issue Common Units due to the shareholder approval requirements of the New York Stock Exchange, Class D Units (rounded up or down to the nearest whole Unit) in an amount equal to the difference between:

(a) the number of Units obtained by (i) multiplying (A) the Purchased Units plus the Purchased Class D Units by (B) the Average Purchase Price and (ii) dividing the result by the Weighted Average as determined by the formula listed below, and

(b) the Purchased Units plus the Purchased Class D Units.

Weighted Average = (X)(A) + (Y)(B)

                                   A + B

X = Average Purchase Price

Y = the initial purchase price paid per New Unit

A = the number of Units issued hereunder

B = the number of New Units issued

Notwithstanding anything to the contrary herein, if the New Units issued by Atlas Energy are securities convertible into or exchangeable or exercisable for Common Units, then for purpose of this Section 5.01, the “initial purchase price” per New Unit shall equal to the (i) initial purchase price paid for each such New Unit, plus (ii) the conversion or exercise price for each such New Unit and any additional consideration required to be paid in connection with the exercise, conversion or exchange of such New Unit into Common Unit.

Section 5.02 Unitholder Vote With Respect to Conversion. Atlas Energy shall, in accordance with applicable Law and the Limited Liability Company Agreement, take all action necessary to obtain the consent of its Unitholders to, or convene a meeting of its Unitholders to consider and vote upon, the conversion of the Class D Units into Common Units as soon as practicable, but in any event not later than 135 days after the Closing Date. Subject to fiduciary duties under applicable Law, the Board of Directors shall, in connection with such meeting, recommend approval of the conversion of the Class D Units into Common Units and shall take all other lawful action to solicit the approval of the conversion of the Class D Units into Common Units in accordance with the listing requirements of The New York Stock Exchange by the Unitholders.

Section 5.03 Purchaser Lock-Up. Without the prior written consent of Atlas Energy, each Purchaser severally agrees that from and after the Closing it will not sell any of its Purchased Class D Units or Purchased Units prior to the Lock-Up Date; provided, however, that each Purchaser may: (i) enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Class D Units or the Purchased Units purchased by such Purchaser; or (ii) transfer its Purchased Class D Units or Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.04; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Energy by the Participating Unit; ; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 5.03 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 5.04 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Units acquired hereunder by the Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (it being understood that the entering into of a total return swap should not be considered a short sale of Common Units). No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of Atlas Energy otherwise owned by such Purchaser or borrowed from a broker after the date the press release contemplated by Section 5.06 is issued by Atlas Energy; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the Participating Unit so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Energy by the Participating Unit; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 5.04 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 5.05 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atlas Energy and each Purchaser will, and Atlas Energy shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or Atlas Energy, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.06 Non-Disclosure; Interim Public Filings. Atlas Energy shall, on or before 8:30 a.m., New York time, on the first Business Day following execution of this Agreement, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated herein and in the other Basic Documents. Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, Atlas Energy shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act. Thereafter, Atlas Energy shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby. Atlas Energy and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or The New York Stock Exchange with respect to the transactions contemplated hereby, and neither Party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by Law, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, Atlas Energy shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above. Atlas Energy shall not, and shall cause each of its respective Representatives not to, provide any Purchaser with any material non-public information regarding Atlas Energy from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.

Section 5.07 Use of Proceeds. Atlas Energy shall use the collective proceeds from the sale of the Purchased Class D Units and the Purchased Units to partially finance the Acquisition.

Section 5.08 Class D Amendment. Atlas Energy shall cause the Class D Amendment to be adopted immediately prior to the issuance and sale of the Class D Units contemplated by this Agreement.

Section 5.09 Tax Information. Atlas Energy shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units and the Purchased Class D Units.

Section 5.10 No Other Listed Class of Securities. On the Closing Date, Atlas Energy will not have any class of securities that is traded on an exchange or an established securities market other than the Common Units.

Section 5.11 NYSE Listing of Common Units. Atlas Energy will maintain the listing of the Common Units on the New York Stock Exchange.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units and the Purchased Class D Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) Atlas Energy shall have consummated the Acquisition substantially on the terms set forth in the Acquisition Agreement executed on the date hereof (without giving effect to the waiver of any material conditions by Atlas Energy thereunder).

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units and Purchased Class D Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Atlas Energy shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Atlas Energy on or prior to the Closing Date;

(ii) the representations and warranties of Atlas Energy contained in this Agreement that are qualified by materiality or Atlas Energy Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no Atlas Energy Material Adverse Effect or Acquisition Material Adverse Effect shall have occurred and be continuing;

(iv) Atlas Energy shall have adopted the Class D Amendment in all material respects in the form attached as Exhibit B to this Agreement;

(v) The New York Stock Exchange shall have approved an additional listing application with respect to the Purchased Units and no notice of delisting from The New York Stock Exchange shall have been received by Atlas Energy with respect to the Common Units;

(vi) Atlas Energy shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Atlas Energy’s closing deliveries described in Section 6.02 of this Agreement;

(vii) the Unitholder Voting Agreement shall be in full force and effect;

(viii) Atlas Energy shall have received at least $625 million net proceeds from the Debt Financing;

(ix) the employment contract between Atlas America, Inc. and Richard L. Redmond shall have been executed;

(x) Atlas Energy shall have entered into hedging arrangements not less than required by the Debt Financing; and

(xi) a minimum of $500 million has been delivered to the Escrow Account by the Purchasers and not withdrawn and at least such minimum amount has been released to Atlas Energy from the Escrow Account on the Closing Date.

(c) Atlas Energy’s Conditions. The obligation of Atlas Energy to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by Atlas Energy in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) the funds escrowed pursuant to the Escrow Agreement shall have been released to Atlas Energy;

(iv) each Purchaser shall have delivered, or caused to be delivered, to Atlas Energy at the Closing, such Purchaser’s closing deliveries described in Section 6.03 of this Agreement.

Section 6.02 Atlas Energy Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Atlas Energy will deliver, or cause to be delivered, to each Purchaser:

(a) the Purchased Units and the Purchased Class D Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Units and such Purchased Class D Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b) an Officer’s Certificate in substantially the form attached to this Agreement as Exhibit D;

(c) opinions addressed to the Purchasers from outside legal counsel to Atlas Energy in substantially the form attached to this Agreement as Exhibit E;

(d) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit F, which shall have been duly executed by Atlas Energy;

(e) a certificate of the Secretary of Atlas Energy, dated as of the Closing Date, as to certain matters; and

(f) the Lock Up Agreement from Atlas America Inc. in substantially the form attached as Exhibit F.

Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Atlas Energy:

(a) notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of such Purchaser to the Atlas Energy;

(b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit F, which shall have been duly executed by such Purchaser; and

(c) an Officer’s Certificate in form and substance reasonably satisfactory to Atlas Energy.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by Atlas Energy. Atlas Energy agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by Atlas Energy of the proceeds of any sale of the Purchased Class D Units or the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of Atlas Energy contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Atlas Energy and its Representatives (collectively, “Atlas Energy Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the covenants of such Purchaser contained herein.

Section 7.03 Indemnification Procedure. Promptly after any Atlas Energy Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the

Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Atlas Energy has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Atlas Energy unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Purchased Units and the Purchased Class D Units for a period of one year, with the exception the that representations and warranties set forth in Sections 3.01, 3.02, 3.06(b), 3.07, 3.12 and Section 4.01 shall survive perpetually. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Class D Units or the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Atlas Energy and the Purchasers pursuant to Section 3.13, Section 4.07 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Atlas Energy from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Atlas Energy, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Class D Units and Purchased Units. All or any portion of a Purchaser’s Purchased Class D Units or Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws and the lock-up contained in Section 5.03.

(c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights, subject to an express assumption of each of the obligations under this Agreement without the consent of Atlas Energy (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Class D Units or the Purchased Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Atlas Energy (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Schedule 2.01 shall be revised to reflect the actual Purchasers and allocations at the Closing.

Section 8.05 Aggregation of Purchased Class D Units and Purchased Units. All Purchased Class D Units and Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of Atlas Energy shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until Atlas Energy issues the press release contemplated by Section 5.06.

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses set forth on the signature pages hereof or to such other address as Atlas Energy or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.08 Removal of Legend. Atlas Energy shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Class D Units or the Purchased Units and the certificates evidencing the Common Units issuable upon the conversion of the Purchased Class D Units at the request of a Purchaser submitting to Atlas Energy such certificates, together with such other documentation as may be reasonably requested by Atlas Energy or required by its transfer agent, unless Atlas Energy, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no opinion of counsel shall be required in the event a Purchaser is effecting a sale of such Purchased Class D Units or Purchased Units pursuant to Rule 144 under the Securities Act or an effective registration statement. Atlas Energy shall cooperate with such Purchaser to effect removal of such legend. Subject to 4.6(c) and Section 5.10(f) of the Limited Liability Company Agreement, the legend described in Section 4.08 shall be removed and Atlas Energy shall issue a certificate without such legend to the holder of Purchased Class D Units or Purchased Units upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Purchased Class D Units or Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Atlas Energy with an opinion of a law firm reasonably acceptable to Atlas Energy, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Class D Units or Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Atlas Energy with reasonable assurance that such Purchased Class D Units or Purchased Units can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act. Atlas Energy shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 8.08.

Section 8.09 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Atlas Energy or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by (i) any Purchaser, with respect to itself or (ii) with the written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Purchased Class D Units based on their Commitment Amounts or (iii) by Atlas Energy, (A) if any representation or warranty of the other Party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the other party set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”); provided, that each Terminating Breach would cause the conditions to the non-terminating Party’s obligations not to be satisfied and such Terminating Breach is not cured within 20 days after written notice from the non-breaching Party.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the Closing shall not have occurred on or before the outside termination date specified in the Acquisition Agreement;

(ii) if the Acquisition has not closed by August 1, 2007; or

(iii) if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c) In the event of the termination of this Agreement as provided in Section 8.12(a) or Section 8.12(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of Atlas Energy; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.13 Recapitalization, Exchanges, Etc. Affecting the Purchased Common Units and the Purchased Class D Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Atlas Energy or any successor or assign of Atlas Energy (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Common Units or the Purchased Class D Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas Energy shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Atlas Energy or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Atlas Energy or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and Atlas Energy under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS ENERGY RESOURCES, LLC

By:
Name:
Title:

Address for notices:	Atlas Energy Resources, LLC
311 Rouser Road
Moon Township, PA 15108
	Fax:	412-262-2820
	Attn:	Matthew A. Jones

With copies to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
	Fax:	215-735-2513
	Attn:	Lisa A. Ernst

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[Purchaser]

By:
Name:
Title:

Schedule 2.01

Fund Name	Purchaser	Purchaser’s Allocated Purchase Price	Common Units	Class D Units

Schedule 2.01

Schedule 8.07

Notice and Contact Information

Schedule 8.07

EXHIBIT A

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated as of May [    ], 2007 is by and among Atlas America, Inc., a Delaware corporation (“Atlas America”), and Atlas Energy Management, a                              corporation (“Atlas Management”).

WHEREAS, reference is made to the Class D Unit and Common Unit Purchase Agreement (the “Purchase Agreement”) relating to the proposed private placement to certain institutional investors of Class D Units and Common Units of Atlas Energy Resources, LLC (the “Company”); and

WHEREAS, reference is made to the Purchase Agreement, whereby the Company will agree to take all action necessary to convene a meeting of its Unitholders to consider and vote upon, or obtain the consent of its Unitholders to, the conversion of the Purchasers’ Class D Units into Common Units (the “Conversion”) as soon as practicable, but in any event not later than 135 days following the Closing Date; and

WHEREAS, each of Atlas America and Atlas Management are record holders of Units (“Voting Units”) representing limited liability company interests in the Company, and each of them desires to set forth certain agreements and arrangements related to the voting of such Voting Units in respect of the conversion of the Class D Units into Common Units.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Effectiveness. The provisions of this Agreement shall be effective upon the date first written above.

2. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.

3. Agreement to Vote. At any meeting of the Unitholders convened to consider and vote upon the Conversion or in connection with any solicitation of consents to the conversion, each of Atlas America and Atlas Management unconditionally and irrevocably agrees to vote all of the Units owned by such person on the record date fixed by the Company’s Board of Directors for any such meeting, or to give its consent in a consent solicitation, in favor of the conversion of the Class D Units into Common Units.

4. Additional Covenants. As applicable, the parties shall cause their respective officers, employees and agents to take all requisite action requested by the Company or the Purchasers to carry out their obligations under this Agreement.

5. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

Ex. A

6. Representations and Warranties. Each of Atlas America and Atlas Management hereby represents and warrants with respect to itself, on and as of the date of this Agreement, as follows:

(a) It has full right, power and authority to vote the Voting Units, held of record by it, in the manner contemplated herein.

(b) The Voting Units represent approximately 29,352,996 Common Units and 748,456 Class A Units.

(c) It has all requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such party. This Agreement has been duly executed and delivered by such party. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction, order or decree of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent or approval of any third party under, any agreement or instrument to which such party is a party or by which such party is bound.

7. Covenants.

(a) Until the termination of this Agreement, such party will not enter into any transaction, take any action or by inaction permit any event to occur that would result in any of the representations or warranties of such party herein contained not being true and correct or that would prevent or otherwise restrict such party from performing its obligations under this Agreement. None of the parties to this Agreement shall be subject to any restrictions on transfer as a result of entering into this Agreement, except that in any transfer of all or any portion of any such party’s Voting Units such transferee shall agree in writing to be bound by the terms of this Agreement.

(b) Such party shall execute and deliver any additional documents reasonably necessary or desirable to evidence the agreement to vote granted herein with respect to the Voting Units or otherwise implement and effect the provisions of this Agreement.

8. Third Party Beneficiaries. Each of Atlas America and Atlas Management acknowledges that the beneficiaries of the terms of this Agreement are the Purchasers who purchase Class D Units pursuant to the Purchase Agreement. Each of Atlas America and Atlas Management acknowledges further and agrees that such Purchasers shall have the right to enforce this Agreement. Nothing in this Agreement shall be construed to impose any personal liability on any officer, employee, director, incorporator, member, manager, partner or stockholder of any party or any of its affiliates.

9. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

10. Manner of Voting. The voting of the Voting Units owned by Atlas America and Atlas Management may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

11. Splits, Dividends, Etc. If there shall be any issuance of voting securities hereafter to any of the parties hereto (including in connection with any split, dividend, recapitalization, reorganization, or the like), such securities shall become subject to this Agreement.

12. Amendments. This Agreement may not be modified or amended without: (i) the written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Purchased Class D Units based on the Common Unit Price and the Class D Unit Purchase Price, as the case may be and (ii) an instrument or instruments in writing signed by each of Atlas America and Atlas Management.

13. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the notice address specified on the applicable signature page to this Agreement.

14. Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter.

15. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

16. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without reference to the principles of conflicts of law.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

19. Termination. This Agreement shall (i) terminate automatically following the satisfaction by the Company of its obligations under Section 5.03 of the Purchase Agreement and (ii) shall be deemed satisfied in full and terminated upon the consummation of the Conversion. In the event of termination of this Agreement pursuant to this Section 19, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

ATLAS AMERICA, INC.

By:
Name:
Title:

ATLAS ENERGY MANAGEMENT, INC.

By:
Name:
Title:

Ex. A

EXHIBIT B

FORM OF CLASS D AMENDMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED

OPERATING AGREEMENT OF

ATLAS ENERGY RESOURCES, LLC

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED OPERATING AGREEMENT OF ATLAS ENERGY RESOURCES, LLC (this “Amendment”), dated as of                     , 2007, is entered into and effectuated by the Board of Directors (the “Board”) of Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), pursuant to authority granted to it in Sections 5.5 and 11.1 of the Amended and Restated Operating Agreement of the Company, dated as of December 18, 2006 (the “Limited Liability Company Agreement”). Capitalized terms used but not defined herein are used as defined in the Limited Liability Company Agreement.

WHEREAS, Section 5.5(a) of the Limited Liability Company Agreement provides that the Company may issue additional Company Securities for any Company purpose at any time and from time to time for such consideration and on such terms and conditions as the Board shall determine, all without the approval of any Members (subject to the provisions of Section 5.6 of the Limited Liability Company Agreement);

WHEREAS, Section 5.5(b) of the Limited Liability Company Agreement provides that the Company Securities authorized to be issued by the Company pursuant to Section 5.5(a) of the Limited Liability Company Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Securities) as shall be fixed by the Board;

WHEREAS, Section 11.1(c)(vii) of the Limited Liability Company Agreement provides that the Board, without the approval of any Member (subject to the provisions of Section 5.6 of the Limited Liability Company Agreement), may amend any provision of the Limited Liability Company Agreement that the Board determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Company Securities pursuant to Section 5.5 of the Limited Liability Company Agreement, and the Board has determined that the amendments contemplated hereby are necessary or appropriate in connection therewith;

WHEREAS, the Board has determined that the issuance of the Class D Units provided for in this Amendment is permitted by Section 5.6 of the Limited Liability Company Agreement;

WHEREAS, Section 11.1(c)(iv) of the Limited Liability Company Agreement provides that the Board, without the approval of any Member, may amend any provision of the Limited Liability Company Agreement to reflect a change that the Board determines does not adversely affect the Members (including any particular class of Interests as compared to other classes of Interests) in any material respect, and the Board has determined that such amendments contemplated hereby do not adversely affect the Members in any material respect; and

Ex. B

WHEREAS, the Board deems it in the best interest of the Company to effect this Amendment to provide for (i) the issuance of the Class D Units, (ii) the conversion of the Class D Units into Common Units in accordance with the terms described herein and (iii) such other matters as are provided herein.

NOW, THEREFORE, it is hereby agreed as follows:

A. Amendment. The Limited Liability Company Agreement is hereby amended as follows:

1. Section 1.1 of the Limited Liability Company Agreement is hereby amended to add or amend and restate the following definitions in the appropriate alphabetical order:

“Capital Account True-Up Election” has the meaning assigned to such term in Section 6.1(d)(xii)(C).

“Class D Distribution Increase Date” has the meaning assigned to such term in Section 5.11(h).

“Class D Member Interests” means the Member Interests represented by the Class D Units.

“Class D Unit Arrearage” means, with respect to any Class D Unit, whenever issued, as to any Quarter, the amount, if any, by which (a) the Initial Quarterly Distribution in respect of such Quarter (or, for the period from the Class D Distribution Increase Date through the Conversion Approval, 115% of the Initial Quarterly Distribution) exceeds (b) the sum of all Available Cash distributed with respect to a Class D Unit in respect of such Quarter pursuant to Sections 6.4(a)(iii)(x) and 6.4(b)(iii)(x).

“Class D Unit” means a Unit representing a fractional part of the Member Interests of all Members and, to the extent they are treated as Members hereunder, Assignees, and having the rights and obligations specified with respect to Class D Units in this Agreement. A “Class D Unit” shall not constitute a Common Unit until such time as such Class D Unit is converted into a Common Unit pursuant to the terms hereof.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter during which Class D Units are Outstanding, the excess, if any, of (a) the Initial Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Sections 6.4(a)(i) and 6.4(b)(i).

“Conversion Approval” has the meaning assigned to such term in Section 5.11(d).

Ex. B

“Cumulative Class D Unit Arrearage” means, with respect to any Class D Unit, whenever issued, as of the end of any Quarter, the excess, if any, by which (a) the sum resulting from adding together the Class D Unit Arrearages for each of the Quarters during which any Class D Unit has been Outstanding exceeds (b) the sum of any distributions theretofore made to a Class D Unit pursuant to Sections 6.4(a)(iii)(y), 6.4(b)(iii)(y) and 6.6(d) (including any distributions to be made in respect of the last of such Quarters).

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters during which Class D Units are Outstanding ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Sections 6.4(a)(ii), 6.4(b)(ii) and 6.6(b).

“Issue Price” means the price at which a Unit is purchased from the Company, after taking into account any sales commission or underwriting discount charged to the Company and after taking into account any other form of discount with respect to the price at which a Unit is purchased from the Company. In the case of the Class D Units, the Issue Price shall be deemed to be [INSERT CLASS D UNIT PURCHASE PRICE FROM TERM SHEET] per Unit and in the case of the Privately Placed Common Units, [INSERT PRIVATE UNIT PURCHASE PRICE FROM TERM SHEET] per Unit.

“Percentage Interest” means, as of any date of determination (a) as to any Unitholder holding Class A Units, the product obtained by multiplying (i) 2% by (ii) the quotient obtained by dividing (A) the number of Class A Units held by such Unitholder by (B) the total number of Outstanding Class A Units; (b) as to any Unitholder holding Common Units or Class D Units, the product obtained by multiplying (i) 98% by (ii) the quotient obtained by dividing (A) the number of Common Units and/or Class D Units held by such Unitholder by (B) the total number of all Outstanding Common Units and Class D Units, and (c) as to the holders of other Company Securities issued by the Company in accordance with Section 5.5, the percentage established as a part of such issuance.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, as the case may be, underlying any Common Unit (other than a Privately Placed Common Unit), Class A Unit, Class D Unit or Privately Placed Common Unit, as the case may be, held by a Person.

“Private Placement Value” means with respect to the Class D Units and the Privately Placed Common Units, [INSERT CURRENT FAIR MARKET VALUE OF A COMMON UNIT] per Unit.

Ex. B

“Privately Placed Common Units” means the Common Units issued pursuant to the Unit Purchase Agreement.

“Unit” means a Company Security that is designated as a “Unit” and shall include Class A Units, Class D Units and Common Units, but shall not include the Management Incentive Interests.

“Unit Purchase Agreement” means the Class D Unit and Common Unit Purchase Agreement dated as of May __, 2007 between the Company and the purchasers named therein.

2. Section 1.1 of the Limited Liability Company Agreement is hereby further amended to add a new sentence at the end of the definition of “Common Unit” as follows:

The term “Common Unit” does not include a Class D Unit prior to its conversion into a Common Unit pursuant to this Agreement.

3. Article IV of the Limited Liability Company Agreement is hereby amended to add a new Section 4.6(e) as follows:

(e) The transfer of (1) a Class D Unit that has been converted into a Common Unit pursuant to Section 5.11 or (2) a Privately Placed Common Unit shall be subject to the restrictions imposed by Section 6.9.

4. Section 5.4(a) of the Limited Liability Company Agreement is hereby amended to add the following at the end of such section:

The initial Capital Account balance in respect of each Class D Unit shall be the Private Placement Value for such Class D Unit, and the initial Capital Account balance of each holder of Class D Units in respect of all Class D Units held shall be the product of such initial balance for a Class D Unit multiplied by the number of Class D Units held by such holder. The initial Capital Account balance in respect of each Privately Placed Common Unit shall be the Private Placement Value for such Privately Placed Common Unit, and the initial Capital Account balance of each holder of Privately Placed Common Units in respect of all Privately Placed Common Units held shall be the product of such initial balance for a Privately Placed Common Unit multiplied by the number of Privately Placed Common Units held by such holder. Immediately following the creation of a Capital Account balance in respect of each Class D Unit, each holder acquiring a Class D Unit at original issuance shall be deemed to have received a cash distribution in respect of such Class D Units in an amount equal to the product of (x) the total number of Class D Units so acquired by such holder multiplied by (y) the difference between the Private Placement Value and the Issue Price of a Class D Unit. Immediately following the creation of a Capital Account balance in respect of each Privately Placed Common Unit, each Unitholder acquiring a Privately Placed Common Unit at original issuance shall be deemed to have received a cash distribution in respect of such Privately Placed Common Units in an amount equal to the product of (x) the total number of Privately Placed Common Units so acquired by such Unitholder

Ex. B

multiplied by (y) the difference between the Private Placement Value and the Issue Price of a Privately Placed Common Unit. The purpose of the four preceding sentences is to provide the initial purchasers of Class D Units and Privately Placed Common Units with a net Capital Account in the Class D Units and Privately Placed Common Units on the date of purchase equal to the Issue Price paid by those purchasers for the Class D Units and Privately Placed Common Units.

5. Section 5.4(c)(i) of the Limited Liability Company Agreement is hereby amended to add the following at the end of such section:

Any adjustments that are made under this paragraph in connection with the issuance of the Class D Units or the Privately Placed Common Units shall be based on the Private Placement Value of the Class D Units and the Privately Placed Common Units.

6. Article V of the Limited Liability Company Agreement is hereby amended to add a new Section 5.11 creating a new series of Company Securities as follows:

Section 5.11 Establishment of Class D Units.

(a) General. The Board hereby designates and creates a series of Company Securities to be designated as “Class D Units” and consisting of a total of                      Class D Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class D Units as set forth in this Section 5.11. A form of Certificate Evidencing Class D Units is attached as Exhibit 4.2.

(b) Rights of Class D Units. During the period commencing upon issuance of the Class D Units and ending on the upon Conversion Approval (or that later time specified in this Section 5.11(b)), unless amended pursuant to Section 5.11(h) hereof:

(i) Allocations. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and credit shall be allocated to the Class D Units to the same extent as such items would be so allocated if such Class D Units were Common Units (other than Privately Placed Common Units) that were then Outstanding.

(ii) Distributions. Except as otherwise specified in this Agreement, Class D Units shall have the right to the distributions specified in Article VI of this Agreement.

(iii) Elimination of Cumulative Class D Unit Arrearages Upon Conversion. If a Cumulative Class D Unit Arrearage exists at the time of Conversion Approval, Available Cash shall be distributed 98% to the Unitholders holding Class D Units, Pro Rata, and 2% to the holders of Class A Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to the Cumulative Class D

Ex. B

Unit Arrearage as of such date. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class D Units as of Conversion Approval. For the taxable year in which the distribution is made, if not previously allocated, each Person receiving such distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 6.1(d)(iii)(C).

(c) [Reserved]

(d) Vote of Unitholders. Except as provided in this Section 5.11, the Class D Units are not convertible into Common Units. The Board shall, as promptly as practicable following the issuance of the Class D Units, but in any event not later than 135 days after the date hereof, take such actions as may be necessary or appropriate to submit to a vote or consent of the holders of the Units the approval of a change in the terms of the Class D Units to provide that each Class D Unit will automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class D Units), except that for purposes of this Section 5.11(d) the term “Unitholders” shall not include the holders of Class D Units (the “Conversion Approval”). Effective immediately upon the Conversion Approval by the Unitholders, the issuance of additional Common Units to be issued upon such automatic conversion shall be approved without any further action by the holders thereof. The vote or consent required for such approval will be the requisite vote required under this Agreement and under the rules or staff interpretations of the National Securities Exchange on which the Common Units are listed or admitted to trading for the listing or admission to trading of the Common Units that would be issued upon any such conversion. Upon receipt of such approval and compliance with Section 5.11(f), the terms of the Class D Units will be changed, automatically and without further action, so that each Class D Unit is converted into one Common Unit and, immediately thereafter, none of the Class D Units shall be Outstanding.

(e) Change in Rules of National Securities Exchange. If at any time (i) the rules of the National Securities Exchange on which the Common Units are listed or admitted to trading or the staff interpretations of such rules are changed or (ii) facts or circumstances arise so that no vote or consent of Unitholders (except that for purposes of this Section 5.11(e) the term “Unitholders” shall not include the holders of the Class D Units) is required as a condition to the listing or admission to trading of the Common Units that would be issued upon any conversion of any Class D Units into Common Units as provided in Section 5.11(d), the terms of such Class D Units will be changed so that each Class D Unit is converted (without further action or any vote of any Unitholders other than compliance with Section 5.11(f)) into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class D Units) and, immediately thereafter, none of the Class D Units shall be Outstanding.

(f) Surrender of Certificates. Upon receipt of the approval of the holders of the Units (other than holders of the Class D Units, who do not vote as part of the Conversion Approval) to convert the Class D Units into Common Units in accordance with Section 5.11(d) or a change in rules of the National Securities Exchange or a change in facts and circumstances as described in

Ex. B

Section 5.11(e), the Board shall give the holders of the Class D Units prompt notice of such approval or change and, subject to Section 6.9, each holder of Class D Units shall promptly surrender the Class D Unit Certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class D Units. In the case of any such conversion, the Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class D Units one or more Unit Certificates, registered in the name of such holder, for the number of Common Units to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of the event specified in Section 5.11(d) or Section 5.11(e), as the case may be, and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Units on said date.

(g) Voting Rights. The Class D Units are non-voting, except that the Class D Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class D Units in relation to other classes of Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class D Units shall be required to approve any matter for which the holders of the Class D Units are entitled to vote.

(h) Automatic Provisions. If the Conversion Approval has not occurred within 135 days after the date hereof, then, effective as of the next succeeding day (the “Class D Distribution Increase Date”) until the Conversion Approval is obtained, Section 5.11(b) will be deemed to be amended in its entirety, automatically and without further action, as follows:

(b) Rights of Class D Units. Prior to the Conversion Approval (or the later date specified in this Section 5.11(b)):

(i) Allocations. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and credit shall be allocated to the Class D Units to the same extent as such items would be so allocated if such Class D Units were Common Units (other than Privately Placed Common Units) that were then Outstanding.

(ii) Distributions. Except as otherwise specified in this Agreement, Class D Units shall have the right to the distributions specified in Article VI of this Agreement. Notwithstanding the provisions of Article VI:

(A) Sections 6.4(a)(iii) and 6.4(b)(iii) shall be applied by substituting “115%” for “100%”.

(B) Each Class D Unit shall be entitled to 115% of the amount distributed per Common Unit pursuant to Sections 6.4(a)(iv), 6.4(b)(iv), 6.4(b)(v) and 6.4(b)(vi).

(iii) Elimination of Cumulative Class D Unit Arrearages Upon Conversion. If a Cumulative Class D Unit Arrearage exists at the time of

Ex. B

Conversion Approval, Available Cash shall be distributed 98% to the Unitholders holding Class D Units, Pro Rata, and 2% to the holders of Class A Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to the Cumulative Class D Unit Arrearage as of such date. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class D Units as of Conversion Approval. For the taxable year in which the distribution is made, if not previously allocated, each Person receiving such distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 6.1(d)(iii)(C).

7. Section 6.1(c)(ii) of the Limited Liability Company Agreement is hereby amended and restated as follows:

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.4(c)), such Net Termination Loss shall be allocated among the Members in the following manner:

(A) First, 2% to the holders of Class A Units, Pro Rata, and 98% to the holders of Class D Units, Pro Rata, until the Capital Account in respect to each Class D Unit then Outstanding has been reduced to zero;

(B) Second, 2% to the holders of Class A Units, Pro Rata, and 98% to the holders of Common Units, Pro Rata, until the Capital Account in respect to each Common Unit then Outstanding has been reduced to zero; and

(C) Third, the balance, if any, to all Unitholders in accordance with their respective Percentage Interests.

8. Article VI of the Limited Liability Company Agreement is hereby amended to add a new Section 6.1(d)(iii)(C) as follows:

(C) After the application of Sections 6.1(d)(iii)(A) and (B), if the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed or deemed distributed pursuant to Section 5.4(a) of this Agreement with respect to Class D Units or Privately Placed Common Units, or Section 10.3 of this Agreement) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (a) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (b) the number of Units owned by the Unitholder receiving the greater distribution.

Ex. B

9. Article VI of the Limited Liability Company Agreement is hereby amended to add a new Section 6.1(d)(xii) as follows:

(xii) Allocations for Class D Units and Privately Placed Common Units.

(A) With respect to any taxable period of the Company ending upon, or after, a Book-Up Event, a Book-Down Event or a sale of all or substantially all of the assets of the Company occurring after the date of issuance of the Class D Units and the Privately Placed Common Units, Company items of income or gain for such taxable period shall be allocated 100% (1) to the Members holding Class D Units or converted Class D Units that are Outstanding as of the time of such event in proportion to the number of Class D Units or converted Class D Units held by such Members, until each such Member has been allocated the amount that increases the Capital Account of such Class D Unit or converted Class D Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a converted Class D Unit or a Privately Placed Common Unit) and (2) to the Members holding Privately Placed Common Units that are Outstanding as of the time of such event in proportion to the number of Privately Placed Common Units held by such Members, until each such Member has been allocated the amount that increases the Capital Account of such Privately Placed Common Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a Privately Placed Common Unit or a Class D Unit).

(B) With respect to any taxable period of the Company ending upon, or after, the transfer of converted Class D Units or Privately Placed Common Units to a Person that is not an Affiliate of the holder, Company items of income or gain for such taxable period shall be allocated 100% (1) to the Members transferring such converted Class D Units in proportion to the number of converted Class D Units transferred by such Members, until each such Member has been allocated the amount that increases the Capital Account of such converted Class D Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a converted Class D Unit or a Privately Placed Common Unit) and (2) to the Members transferring such Privately Placed Common Units in proportion to the number of Privately Placed Common Units transferred by such Members, until each such Member has been allocated the amount that increases the Capital Account of such Privately Placed Common Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a Privately Placed Common Unit or a converted Class D Unit).

(C) With respect to the first taxable period of the Company ending upon, or after, the date of issuance of the Class D Units or the Privately Placed Common Units, at the election of a Member holding Class D Units or Privately Placed Common Units (the “Capital Account True-Up Election”), items of income or gain for such taxable period shall be allocated 100% to the Members making such

Ex. B

Capital Account True-Up Election with respect to Class D Units or Privately Placed Common Units held by such Members, until each such Member has been allocated the amount that increases the Capital Account of such Class D Unit or Privately Placed Common Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a Class D Unit or a Privately Placed Common Unit).

10. Section 6.4 of the Limited Liability Company Agreement is amended to read as follows:

Section 6.4 Distributions of Available Cash from Operating Surplus.

(a) During the MII Vesting Period. Available Cash with respect to any Quarter ending prior to or on the date of the end of the MII Vesting Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.6 shall, subject to Section 8-607 of the Delaware Act, be distributed, except as otherwise required by Section 5.5(b) in respect of other Company Securities issued pursuant thereto, as follows:

(i) First, (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Common Units, Pro Rata until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Initial Quarterly Distribution for such Quarter;

(ii) Second, (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Common Units, Pro Rata until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, (x) (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Class D Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to 100% of the Initial Quarterly Distribution for such Quarter; and (y) (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Class D Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to the Cumulative Class D Unit Arrearage, if any, existing with respect to such Quarter;

(iv) Fourth, (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Common Units and Class D Units, Pro Rata.

(b) After the MII Vesting Period. Available Cash with respect to each Quarter after the MII Vesting Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.6 shall, subject to Section 18-607 of the

Ex. B

Delaware Act, be distributed, except as otherwise required by Section 5.5(b) in respect of additional Company Securities issued pursuant thereto, as follows:

(i) First, (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Common Units, Pro Rata until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Initial Quarterly Distribution for such Quarter;

(ii) Second, (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Common Units, Pro Rata until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, (x) (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Class D Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to 100% of the Initial Quarterly Distribution for such Quarter; and (y) (A) 2% to the holder(s) of the Class A Units, Pro Rata and (B) 98% to the holders of the Class D Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to the Cumulative Class D Unit Arrearage, if any, existing with respect to such Quarter;

(iv) Fourth, (A) 2% to the holders of Class A Units, Pro Rata, and (B) 98% to the holders of Common Units and Class D Units, Pro Rata, until there has been distributed in respect of each Class A Unit, each Class D Unit and each Common Unit then Outstanding an amount equal to the Initial Quarterly Distribution for such Quarter plus $0.06 (the “First Target Distribution”);

(v) Fifth, (A) 2% to the holders of the Class A Units, Pro Rata, (B) 83% to the holders of the Common Units and Class D Units, Pro Rata, and (C) 15% to the holders of the Management Incentive Interests, Pro Rata, until there has been distributed in respect of each Class A Unit, each Class D Unit and each Common Unit then Outstanding an amount equal to the Initial Quarterly Distribution for such Quarter plus $0.17 (the “Second Target Distribution); and

(vi) Thereafter, (A) 2% to the holders of the Class A Units, Pro Rata, (B) 73% to the holders of the Common Units and Class D Units, Pro Rata, and (C) 25% to the holders of the Management Incentive Interests, Pro Rata.

Ex. B

11. Section 6.6 of the Limited Liability Company Agreement is amended to read as follows:

Section 6.6 Distributions of Available Cash from Capital Surplus

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 18-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, be distributed as follows:

(a) 100% to the holders of Common Units, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price;

(b) 100% to the holders of Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

(c) 100% to the holders of Class D Units, Pro Rata, until a hypothetical holder of a Class D Unit acquired on the Closing Date has received with respect to such Class D Unit, during the period since the date Class D Units were originally issued through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price;

(d) 100% to the holders of Class D Units, Pro Rata, until there has been distributed in respect of each Class D Unit then Outstanding an amount equal to the Cumulative Class D Unit Arrearage; and

(e) Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

12. Article VI is hereby amended to add a new Section 6.9 as follows:

Section 6.9 Special Provisions Relating to Holders of Converted Class D Units and Privately Placed Common Units. A holder of (1) a Privately Placed Common Unit or (2) a Class D Unit that has converted into a Common Unit pursuant to Section 5.11 shall be required to provide notice to the Board of the number of Privately Placed Common Units or converted Class D Units transferred by such holder no later than the last Business Day of the calendar year during which such transfer occurred, unless (x) the transfer is to an Affiliate of the holder or (y) by virtue of the application of Section 6.1(d)(xii)(B) to a prior transfer of the Common Unit or the application of Section 6.1(d)(xii)(A) or Section 6.1(d)(xii)(C), the Board has previously determined, based on advice of counsel, that the

Ex. B

Privately Placed Common Unit or converted Class D Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit; provided, that such holder may cure any failure to provide such notice by providing such notice within 20 days of the last Business Day of such calendar year. The sole and exclusive remedy for any holder’s failure to provide any such notice shall be the enforcement of the remedy of specific performance against such holder and there will be no monetary damages. In connection with the condition imposed by this Section 6.9, the Board shall take whatever steps are required to provide economic uniformity to the Privately Placed Common Units and converted Class D Units in preparation for a transfer thereof, including the application of Section 6.1(d)(xii)(B); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Certificates.

B. Agreement in Effect. Except as hereby amended, the Limited Liability Company Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Ex. B

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ATLAS ENERGY RESOURCES, LLC

By:
Name:
Title:

[Signature Page to Form of Class D Amendment]

Ex. B

Exhibit 4.2

Certificate Evidencing Class D Units
Certificate No.	Representing Limited Liability Company Interests in	Class D Units
Atlas Energy Resources, LLC

In accordance with Section 4.1 of the Amended and Restated Operating Agreement of Atlas Energy Resources, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                                                                                        (the “Holder”) is the registered owner of                                  CLASS D UNITS representing limited liability company interests in the Company (the “Class D Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Class D Units are set forth in, and this Certificate and the Class D Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 311 Rouser Road, Moon Township, PA 15108. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall not be valid for any purpose unless it has been signed by duly authorized officers of the Company.

Dated: , 2007	ATLAS ENERGY RESOURCES, LLC

By:
Chairman, President and Chief Executive Officer

By:
Secretary

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED (EXCEPT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES) OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.” FOR THE AVOIDANCE OF DOUBT, THE PURCHASED UNITS AND THE PURCHASED CLASS D UNITS MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH PURCHASED UNITS OR PURCHASED CLASS D UNITS AND SUCH PLEDGE SHALL NOT BE DEEMED TO BE A TRANSFER, SALE OR ASSIGNMENT OF SUCH PURCHASED UNITS OR PURCHASED CLASS D UNITS, AND NO BUYER EFFECTING SUCH A PLEDGE SHALL BE REQUIRED TO PROVIDE ATLAS ENERGY WITH ANY NOTICE THEREOF OR OTHERWISE MAKE ANY DELIVERY TO ATLAS ENERGY PURSUANT TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT.

Ex. B

Atlas	Energy	Resources,	LLC
[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants in	Act
		common		(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF CLASS D UNITS

In

Atlas Energy Resources, LLC

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

                                          Class D Units representing limited liability company interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Atlas Energy Resources, LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

The signature(s) should be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended
(Signature)

(Signature)

SIGNATURE(S) GUARANTEED:

No assignment or transfer of the Class D Units evidenced hereby will be registered on the books of the Company unless the Certificate evidencing theClass D Units to be transferred is surrendered for registration or transfer.

Ex. B

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

ATLAS ENERGY RESOURCES, LLC

Officer’s Certificate

Pursuant to Section 6.02(b) of the Class D Unit and Common Unit Purchase Agreement, dated as of May __, 2007 (the “Agreement”), by and among Atlas Energy Resources, LLC, a Delaware limited liability company (“Atlas Energy”), and each of the purchasers listed on Schedule 2.01 to the Agreement (a “Purchaser” and, collectively, the “Purchasers”), the undersigned hereby certifies on behalf of Atlas Energy, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) Atlas Energy has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by Atlas Energy on or prior to the date hereof.

(B) The representations and warranties of Atlas Energy contained in the Agreement that are qualified by materiality or Atlas Energy Material Adverse Effect are true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

(C) Since the date of the Agreement, no Atlas Energy Material Adverse Effect has occurred and is continuing.

Dated: May , 2007	ATLAS ENERGY RESOURCES, LLC

By:

Name:

Title:

Ex. C

Exhibit D

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Class D Unit and Common Unit Purchase Agreement dated as of May 18, 2007 (the “Agreement”). Atlas Energy shall furnish to the Purchasers at the Closing an opinion of Ledgewood Law Firm, counsel for Atlas Energy, addressed to the Purchasers and dated the Closing Date in form satisfactory to Vinson & Elkins L.L.P., counsel for the Purchasers, stating that:

(i) Each of Atlas Energy and its Subsidiaries (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of organization; (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas Energy SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Atlas Energy Material Adverse Effect; and (iii) Each of Atlas Energy and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in the jurisdictions listed in Annex A hereto.

(ii) As of the date hereof, and prior to the sale and issuance of the Purchased Class D Units and the Purchased Units, the issued and outstanding membership interests of Atlas Energy consist of 36,674,365 Common Units and 748,456 Class A Units. All of the outstanding Common Units and Class A Units have been duly authorized and validly issued in accordance with applicable Law and the Limited Liability Company Agreement and are fully paid (to the extent required by the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act ).

(iii) To our knowledge, except as described in the Atlas Energy SEC Documents filed prior to the date hereof, for options granted pursuant to Atlas Energy’s existing Long-Term Incentive Plan or other existing compensation arrangements, or as contemplated by the Purchase Agreement, Atlas Energy has no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas Energy or any of its Subsidiaries to issue, transfer or sell any limited liability company interests or other equity interests in Atlas Energy or any of its Subsidiaries or securities convertible into or exchangeable for such limited liability company interests or other equity interests, (ii) obligations of Atlas Energy or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited liability company interests or other equity interests in Atlas Energy or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas Energy or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas Energy or any of its Subsidiaries.

Ex. D

(iv) All of the issued and outstanding equity interests of each of Atlas Energy’s Subsidiaries are owned, directly or indirectly, by Atlas Energy free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Atlas Energy or any of its Subsidiaries as debtors is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under Atlas Energy’s or its Subsidiaries’ credit facilities, and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by the organizational documents of Atlas Energy’s Subsidiaries, as applicable) and nonassessable (except as non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act or the organizational documents of Atlas Energy’s Subsidiaries, as applicable) and free of preemptive rights, and, to our knowledge, except as disclosed in the Atlas Energy SEC Documents, neither Atlas Energy nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interests in, any other Person or is obligated to make any capital contribution to or other investment in any other Person.

(v) The Purchased Class D Units and the Purchased Units and the membership interests represented thereby have been duly authorized by Atlas Energy pursuant to the Limited Liability Company Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act) and will be free of any and all Liens and restriction on transfer, other than restrictions on transfer under the Limited Liability Company Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(vi) The Common Units issuable upon conversion of the Class D Units, and the membership interests represented thereby, upon issuance in accordance with the terms of the Class D Units as reflected in the Limited Liability Company Agreement (as amended by the Class D Amendment), and upon receipt of the required Unitholder Approval, will be duly authorized by Atlas Energy pursuant to the Limited Liability Company Agreement and will be fully paid (to the extent required by the Limited Liability Company Agreement) and non-assessable (except as such non-assessability may be affected by Section 18- 607 of the Delaware LLC Act) and will be free of any and all Liens and restriction on transfer, other than restrictions on transfer under the Limited Liability Company Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(vii) None of the offering, issuance and sale by Atlas Energy of the Purchased Class D Units or the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas Energy (A) constitutes or will constitute a violation of Atlas Energy’s Certificate of Formation or Limited Liability Company Agreement, or any organizational documents of any of Atlas Energy’s Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Atlas Energy SEC Documents, or (C) will result in a breach or violation (and, to such

Ex. D

counsel’s knowledge, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any Lien upon any Property of the Atlas Energy or its Subsidiaries pursuant to (i) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the Atlas Energy SEC Documents) or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal or Delaware court or government agency or body directed to any of Atlas Energy or its Subsidiaries or any of its respective Properties in a proceeding to which any of them or such Property is a party, or (D) results or will result in any violation of the Delaware LLC Act, the Laws of the State of New York or U.S. federal Law, which in the case of clause (B), (C) or (D) of this paragraph (vii) would be reasonably expected to have a Atlas Energy Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vii) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

(viii) Each of the Basic Documents to which Atlas Energy is a party has been duly authorized and validly executed and delivered on behalf of Atlas Energy, and is enforceable against Atlas Energy in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally and by general principles of equity.

(ix) Except as contemplated in the Agreement or as required by the Commission in connection with Atlas Energy’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas Energy of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not individually or in the aggregate, reasonably be expected to have an Atlas Energy Material Adverse Effect or those that have been obtained or may be required under the state securities or “blue sky” laws, as to which we do not express any opinion.

(x) Atlas Energy is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xi) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Class D Units and the Purchased Units pursuant to the Purchase Agreement are exempt from registration requirements of the Securities Act of 1933, as amended.

(xii) Atlas Energy is treated as a partnership for federal income tax purposes.

(xiii) None of the offering, issuance and sale by Atlas Energy of the Purchased Class D Units or the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas Energy gives rise to any rights for or relating to the registration of any securities of Atlas Energy, other than pursuant to the Registration Rights Agreement.

Ex. D

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS ENERGY RESOURCES, LLC

and

THE PURCHASERS NAMED HEREIN

Ex. E

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 18, 2007 by and among Atlas Energy Resources, LLC, a Delaware limited liability company (“Atlas Energy”), and each of the Purchasers set forth in Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Class D Units and the Purchased Units pursuant to the Class D Unit and Common Unit Purchase Agreement, dated as of May 18, 2007, by and among Atlas Energy and the Purchasers (the “Purchase Agreement”);

WHEREAS, Atlas Energy has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and Atlas Energy under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Atlas Energy” has the meaning specified therefor in the introductory paragraph.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“File Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $25.00 times the number of Class D Units and Purchased Units purchased by such Purchaser.

“Losses” has the meaning specified therefor in Section 2.08 of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.

“Registrable Securities” means: (i) the Purchased Units, (ii) Purchased Class D Units, (iii) the Common Units issuable upon conversion of the Purchased Class D Units, (iii) any Common Units or Class D Units issued as Liquidated Damages pursuant to this Agreement, (iv) any Common Units issuable upon conversion of Class D Units issued as Liquidated Damages pursuant to this Agreement, (v) any Common Units or Class D Units issuable pursuant to Section 5.02 of the Purchase Agreement, and (vi) any Common Units issuable upon conversion of Class D Units issuable pursuant to Section 5.02 of the Purchase Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

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Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) two years after the Closing Date; (d) such Registrable Security is held by Atlas Energy or one of its Subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Registration.

(i) Deadline To File and Go Effective. As soon as practicable following January 1, 2008, but in any event prior to January 31, 2008 (the “File Date”), Atlas Energy shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all of the Registrable Securities (the “Registration Statement”). Atlas Energy shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than May 30, 2008 (the “Target Effective Date”). A Registration Statement filed pursuant to this Section 2.01 shall be on Form S-3 under the Securities Act. Atlas Energy will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers and (ii) two years following the Closing Date (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Failure To Go Effective. If the Registration Statement required by Section 2.01 is not effective by the Target Effective Date, then each Purchaser shall be entitled to a payment with respect to such Purchaser’s Registrable Securities, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 30 days following the Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days of the end of each such 30-day period. Liquidated Damages for any period of less than 30-days shall be prorated by multiplying Liquidated Damages to be paid in a

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full 30-day period by a fraction, the numerator of which is the number of days for which Liquidated Damages are owed, and the denominator of which is 30. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Atlas Energy certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Atlas Energy’s or Atlas Energy’s Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Atlas Energy SEC Documents, then Atlas Energy may pay the Liquidated Damages in kind in the form of the issuance of additional (A) Common Units or (B) Common Units or Class D Units. Class D Units may only be issued as Liquidated Damages if and to the extent Atlas Energy is restricted from issuing Common Units pursuant to the rules of The New York Stock Exchange or similar regulation. If Class D Units are issued as Liquidated Damages as a result of a requirement by The New York Stock Exchange or similar regulation, then such Common Units and/or Class D Units will be issued to each Purchaser on a pro rata basis in such a manner as to maximize the number of Common Units issued to each such Purchaser. Upon any issuance of Common Units and/or Class D Units as Liquidated Damages, Atlas Energy shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units and/or Common Units issuable upon conversion of Class D Units to such Registration Statement as additional Registrable Securities. The determination of the number of Common Units and Class D Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Units (as reported by The New York Stock Exchange) for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount of 2%. Any obligation of Atlas Energy to pay Liquidated Damages (other than Liquidated Damages owing but not yet paid) to a Purchaser shall cease two years following the Closing Date. As soon as practicable following the date that the Registration Statement or any post-effective amendment thereto becomes effective, but in any event within two Business Days of such date, Atlas Energy shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.

(iii) Waiver of Liquidated Damages. If Atlas Energy is unable to cause a Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Atlas Energy may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of two-thirds of the aggregate of the Purchased Class D Units and the Purchased Units, voting as a single class, in their sole discretion.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Atlas Energy may, upon written notice to all of the Selling Holders whose Registrable Securities are included in the Registration Statement, suspend such Selling Holders’ use of any prospectus which is a part of the Registration Statement (in which event each such Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement) but such Selling Holder may settle any sales of Registrable Securities, if (i) Atlas Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Atlas Energy determines in good faith that Atlas Energy’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) Atlas Energy has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of Atlas Energy, would materially adversely affect Atlas Energy; provided, however, in no event shall such Selling

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Holders be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Atlas Energy shall (i) provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, (ii) promptly terminate any suspension of sales it has put into effect and (iii) take such other actions to permit sales of Registrable Securities as contemplated in this Agreement.

(c) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission and effective, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and effective, if applicable, Atlas Energy shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(b) of this Agreement or (y) the date after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted or that a post-effective amendment is effective is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(d) S-1 Filing. In addition to the rights provided in Section 2.01(a), if Atlas Energy is not eligible to file a shelf registration statement on Form S-3 on the File Date, one or more Holders collectively holding greater than $25 million of Registrable Securities, based on the Average Purchase Price, may thereafter deliver written notice to Atlas Energy that such Holders wish to register under the Securities Act an aggregate of at least $25 million of Registrable Securities, based on the Average Purchase Price specifying the amount and intended method of disposition of such Registrable Securities. Atlas Energy will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of (i) such Registrable Securities which the Company has been so requested to register by the such Holders; and (ii) all other Registrable Securities which Atlas Energy has been requested to register by any other Holder (which request shall specify the amount and intended method of disposition of such Registrable Securities, including an Underwritten Offering) to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered.

Section 2.02 Piggyback Rights.

(a) Participation. If at any time Atlas Energy proposes to file (i) a shelf registration statement other than the Registration Statement (in which event Atlas Energy covenants and agrees to include thereon a description of the transaction under which the

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Purchasers acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then Atlas Energy shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Common Units (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Atlas Energy has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Atlas Energy shall determine for any reason not to undertake or to delay such Underwritten Offering, Atlas Energy may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Atlas Energy of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $15 million, in aggregate, of Registrable Securities, based on the Average Purchase Price. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to Atlas Energy requesting that such Holder not receive notice from Atlas Energy of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice.

(b) Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Atlas Energy, or Atlas Energy reasonably determines, that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering

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without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Atlas Energy, or Atlas Energy reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to Atlas Energy, and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating.

Section 2.03 Underwritten Offering.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively holding greater than $75 million of Registrable Securities, based on the Average Purchase Price, elect to dispose of Registrable Securities under the Registration Statement (including a registration statement pursuant to Section 2.01(d)) pursuant to an Underwritten Offering, Atlas Energy shall retain underwriters, effect such sale though an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08 and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities. Atlas Energy management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering are reasonably expected to exceed $75 million.

(b) Limitation on Underwritten Offerings. In connection with any and all rights granted hereunder to the Holders to cause Atlas Energy to engage underwriters to conduct an Underwritten Offering on behalf of the Holders, in no event shall Atlas Energy be required to do more than aggregate of four such Underwritten Offerings.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, Atlas Energy shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Atlas Energy shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Atlas Energy to and

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for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Atlas Energy or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Atlas Energy and the Managing Underwriter; provided, however, that such withdrawal must be made at a time up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect Atlas Energy’s obligation to pay Registration Expenses.

Section 2.04 Sale Procedures. In connection with its obligations under this Article II, Atlas Energy will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Registration Statement to be effective and to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Atlas Energy will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

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(d) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Atlas Energy of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Atlas Energy agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Atlas Energy dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Atlas Energy’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and

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any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Atlas Energy personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Atlas Energy need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Atlas Energy satisfactory to Atlas Energy (including any confidentiality agreement referenced in Section 8.06 of the Purchase Agreement);

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Atlas Energy are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Atlas Energy to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(n) If any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Purchaser Underwriter Registration Statement”), then for a period of two years following the File Date, Atlas Energy will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to Atlas Energy and satisfy its obligations in respect thereof. In addition, for a period of one year following the File Date at any Purchaser’s request, Atlas Energy will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Atlas Energy’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering,

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addressed to such Purchaser, (ii) an opinion, dated as of such date, of counsel representing Atlas Energy for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (iii) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Atlas Energy addressed to such Purchaser. Atlas Energy will also permit one legal counsel to such Purchaser(s) to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects;

(o) Each Selling Holder, upon receipt of notice from Atlas Energy of the happening of any event of the kind described in Section 2.04(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e) of this Agreement or until it is advised in writing by Atlas Energy that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Atlas Energy, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Atlas Energy (at Atlas Energy’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(p) If requested by a Purchaser, Atlas Energy shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement; and

(q) Include in the plan of distribution section of a registrations statement the following language with respect to the selling unitholders:

“The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so,

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the third party may use securities pledged by the selling unitholders or borrowed from the selling unitholders or others to settle those sales or to close out any related open borrowings of Units, and may use securities received from the selling unitholders in settlement of those derivatives to close out any related open borrowings of Units.”

Section 2.05 Cooperation by Holders. Atlas Energy shall have no obligation to include in the Registration Statement Registrable Securities of a Holder, or in an Underwritten Offering pursuant to Section 2.02 Registrable Securities of a Selling Holder, who has failed to timely furnish such information that Atlas Energy determines, after consultation with counsel, is reasonably required to be furnished or conformed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering of equity securities by Atlas Energy (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other Unitholder of Atlas Energy on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.06 shall not apply with respect to a Holder that (A) owns less than $25 million, in aggregate, of Registrable Securities based on the Average Purchase Price or (B) has delivered an Opt Out Notice to Atlas Energy pursuant to Section 2.02(a) hereof; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading of units of such Purchaser other than the unit participating in this transaction so long as such other units are not acting on behalf of the unit participating in this transaction and have not been provided with confidential information regarding Atlas Energy by the unit participating in this transaction; provided further, with respect to Goldman, Sachs & Co., the restrictions contained in this Section 2.06 shall only apply to the Goldman Sachs Principal Strategies Group, as currently configured, and shall not restrict or limit the activities of any area or division of Goldman, Sachs & Co. or any of its Affiliates, other than Goldman Sachs Principal Strategies Group, as currently configured.

Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Atlas Energy’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word

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processing, duplicating and printing expenses and the fees and disbursements of one counsel to the Holders and independent public accountants for Atlas Energy, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b) Expenses. Atlas Energy will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, Atlas Energy shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.08 Indemnification.

(a) By Atlas Energy. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Atlas Energy will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Atlas Energy’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Atlas Energy will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

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(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Atlas Energy, its directors and officers, and each Person, if any, who controls Atlas Energy within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Atlas Energy to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in

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such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Atlas Energy agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Atlas Energy available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Atlas Energy under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Atlas Energy, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Atlas Energy to register Registrable Securities granted to the Purchasers by Atlas Energy under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap; provided, however, that, except

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with respect to a total return swap, (a) unless such transferee is an Affiliate of such Purchaser or another Purchaser, each such transferee or assignee holds Registrable Securities in the amount of $10 million, based on the Average Purchase Price, (b) Atlas Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Atlas Energy shall not, without the prior written consent of the Holders of Registrable Securities, (i) enter into any agreement with any current or future holder of any securities of Atlas Energy that would allow such current or future holder to require Atlas Energy to include securities in any registration statement filed by Atlas Energy on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder or (ii) grant registration rights to any other Person that would be superior to the Purchasers’ registration rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)	if to Atlas Energy, to the address set forth on its signature page;

(b)	if to a Purchaser, to the address set forth on Exhibit A; and

(c)	if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 hereof.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Aggregation of Purchased Class D Units and Purchased Units. All Purchased Class D Units and Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Atlas Energy or any successor or assign of Atlas Energy (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement, including any issuance pursuant to Section 5.02 of the Purchase Agreement.

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Section 3.05 Change of Control. Atlas Energy shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Atlas Energy set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Atlas Energy and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

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Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas Energy shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS ENERGY RESOURCES, LLC

By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

Address for notices:	Atlas Energy Resources, LLC
311 Rouser Road
Moon Township, PA 15108
Fax: 412-262-2820
Attn: Matthew A. Jones

With copies to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Fax: 215-735-2513
Attn: Lisa A. Ernst

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[Purchaser]

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT A

[PURCHASERS]

Ex. A

EXHIBIT F

FORM OF LOCK-UP LETTER

May     , 2007

[PURCHASERS]

Ladies and Gentlemen:

This letter is being delivered to pursuant to Section 6.02(f) of the Class D Unit and Common Unit Purchase Agreement dated as of May     , 2007 (the “Agreement”), by and among Atlas Energy Resources, LLC, a Delaware limited liability company (“Atlas Energy”), and each of you as the purchasers listed on Schedule 2.01 to the Agreement (the “Purchasers”) relating to the issuance and sale of the Purchased Units and the Purchased Class D Units in Atlas Energy. Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement.

In order to induce you to enter into the Agreement, the undersigned will not, without the prior written consent of the Purchasers, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of Atlas Energy or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period beginning on the date hereof until 90 days after the date the registration statement becomes effective as set forth in Section 2.01 of that certain Registration Rights Agreement dated May     , 2007 by and among Atlas Energy and the Purchasers.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the lock-up period set forth above (the “Lock-up Period”), Atlas Energy issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, Atlas Energy announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event; provided, however, that the extension provided for by this sentence shall no longer apply when Atlas Energy is eligible to use Form S-3 and meets the definition of “actively traded securities” in Regulation M.

Ex. F

If for any reason the Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

ATLAS AMERICA INC.

By:

Name:

Title:

Ex. F